UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Industrial Income Trust Inc.
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April 17, 2015

Dear Fellow Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Industrial Income Trust Inc., a Maryland corporation, to be held at The Brown Palace Hotel, 321 17th Street, Denver, Colorado 80202, on June 25, 2015 at 10:00 a.m. Mountain Daylight Time (the “Annual Meeting”). The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying materials.

We have elected to provide access to our proxy materials to certain of our stockholders over the Internet under the Securities and Exchange Commission’s “notice and access” rules. On or about April 30, 2015, we will mail (i) to certain of our stockholders, a copy of the Notice of Annual Meeting of Stockholders (the “Annual Meeting Notice”), our proxy statement, a proxy card, and our Annual Report for the year ended December 31, 2014 (our “2014 Annual Report”) and (ii) to other stockholders, a copy of the Annual Meeting Notice and the Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”), which will indicate how to access our proxy materials on the Internet. We believe that providing our proxy materials over the Internet will expedite stockholders’ receipt of proxy materials, lower the costs associated with our Annual Meeting, and conserve natural resources.

IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Unlike most public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of our shares. As a result, in order to achieve a quorum and to avoid delays and additional costs, we need substantial stockholder voting participation by proxy or in person at the Annual Meeting. Let me urge you to vote as soon as possible. You may vote by authorizing a proxy over the Internet, by telephone or, if you received printed proxy materials, by completing, signing, and returning your proxy card in the envelope provided. Thank you in advance for your participation.

Sincerely,

Evan H. Zucker
Chairman of the Board of Directors

For the Board of Directors of Industrial Income Trust Inc.

INDUSTRIAL INCOME TRUST INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 25, 2015

To the Stockholders of Industrial Income Trust Inc.:

The 2015 Annual Meeting of Stockholders of Industrial Income Trust Inc., a Maryland corporation (the “Company”), will be held at The Brown Palace Hotel, 321 17th Street, Denver, Colorado 80202, on June 25, 2015 at 10:00 a.m. Mountain Daylight Time (the “Annual Meeting”). The matters to be considered by stockholders at the Annual Meeting, which are described in detail in the accompanying materials, are:

(i)	a proposal to elect five directors to serve until the 2016 annual meeting of stockholders and until their respective successors are duly elected and qualify;

(ii)	a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

(iii)	any other business that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

Stockholders of record at the close of business on April 14, 2015 will be entitled to notice of, and to vote at, the Annual Meeting. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings.

Pursuant to the rules adopted by the Securities and Exchange Commission (the “Commission”), on or about April 30, 2015, we will mail (i) to certain of our stockholders, a copy of the Annual Meeting Notice, our proxy statement, a proxy card, and our 2014 Annual Report and (ii) to other stockholders, a copy of the Annual Meeting Notice and the Internet Availability Notice, which will indicate how to access our proxy materials on the Internet. The Internet Availability Notice will also contain instructions on how each of those stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2014 Annual Report, and a proxy card or voting instruction card. We believe that this process will expedite stockholders’ receipt of proxy materials, lower the costs associated with our Annual Meeting, and conserve natural resources.

You may vote by authorizing a proxy over the Internet, by telephone or, if you received printed proxy materials, by completing, signing, and returning your proxy card in the envelope provided. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE AUTHORIZE YOUR PROXY BY ONE OF THESE THREE METHODS. If you are the record holder of your shares and you attend the meeting, you may withdraw your proxy and vote in person, if you so choose. If you have any questions regarding this proxy material and proposals, you can call 1-855-835-8315.

By Order of the Board of Directors,

Joshua J. Widoff
Executive Vice President, General Counsel and Secretary

Denver, Colorado

April 17, 2015

INDUSTRIAL INCOME TRUST INC.

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 25, 2015

This proxy statement (this “Proxy Statement”) and the accompanying proxy card and notice of annual meeting are provided to our stockholders in connection with the solicitation of proxies by and on behalf of the Board of Directors of Industrial Income Trust Inc., a Maryland corporation, for use at the Annual Meeting of Stockholders to be held on June 25, 2015, and any postponements or adjournments thereof (the “Annual Meeting”). “We,” “our,” “us,” and “the Company” each refers to Industrial Income Trust Inc.

The mailing address of our executive offices is 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202. This Proxy Statement, the attached proxy card and a copy of the Notice of the Annual Meeting of Stockholders (the “Annual Meeting Notice”), or the Annual Meeting Notice and the Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”), as applicable, are being mailed to holders of our common stock, par value $0.01 per share (herein referred to as our “common stock”), on or about April 30, 2015.

A proxy may confer discretionary authority to vote with respect to any matter presented at the Annual Meeting. As of the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this Proxy Statement or the related proxy card other than the matters set forth in the Annual Meeting Notice. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their discretion on any such matter.

Date, Time, and Place for the Annual Meeting

The Annual Meeting will be held on June 25, 2015 at The Brown Palace Hotel, 321 17th Street, Denver, Colorado 80202, at 10:00 a.m. Mountain Daylight Time.

Matters to be Considered at the Annual Meeting

At the Annual Meeting, holders of record of the Company’s common stock as of the close of business on April 14, 2015 will be asked to consider and vote upon:

(i)	a proposal to elect five directors to serve until the 2016 annual meeting of stockholders and until their respective successors are duly elected and qualify;

(ii)	a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

(iii)	any other business that may properly come before the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials

We are furnishing proxy materials over the Internet to certain of our stockholders pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (the “Commission”). Accordingly, on or about April 30, 2015, we will mail (i) to certain of our stockholders a copy of the Annual Meeting Notice, this Proxy Statement, a proxy card, and our 2014 Annual Report and (ii) to other stockholders a copy of the Annual Meeting Notice and the Internet Availability Notice, which will indicate how to access our proxy materials on the Internet.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 25, 2015. This Proxy Statement, the proxy card, the Annual Meeting Notice, and our 2014 Annual Report are available at www.proxyvote.com. An electronic version of our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Commission on February 27, 2015, is available on our website at www.industrialincome.com.

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the Annual Meeting and where will it be held?

The Annual Meeting will be held on June 25, 2015 at The Brown Palace Hotel, 321 17th Street, Denver, Colorado 80202, at 10:00 a.m. Mountain Daylight Time.

Who is entitled to vote at the Annual Meeting?

Our Board of Directors has fixed the close of business on April 14, 2015 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on April 14, 2015 are entitled to vote at the Annual Meeting.

How many shares of common stock are outstanding?

As of the close of business on April 14, 2015, there were approximately 212,058,618 shares of our common stock outstanding and entitled to vote.

How many votes do I have?

You are entitled to one vote for each share of our common stock that you held as of the record date.

What will I be voting on at the Annual Meeting?

At the Annual Meeting, you will be asked to:

•	elect five directors to serve until the 2016 annual meeting of stockholders and until their respective successors are duly elected and qualify;

•	ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

•	act on any other business that may properly come before the Annual Meeting.

How does the Board of Directors recommend that I vote on each proposal?

The Board of Directors recommends a vote:

•	FOR the election of the nominees to our Board of Directors; and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

What is the quorum requirement for the Annual Meeting?

A quorum will be present if the holders of 50.0% of the outstanding shares of our common stock entitled to vote are present, in person or by proxy, at the Annual Meeting. If you have returned a valid proxy or, if you hold your shares in your own name as holder of record and you attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. Broker “non-votes” are also counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a broker holding shares of our common stock for a beneficial owner is present at the meeting, in person or by proxy, and entitled to vote, but does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

If a quorum is not present, the Annual Meeting may be adjourned by the chairman of the meeting until a quorum has been obtained.

What vote is required to approve each proposal?

Provided that a quorum is present, the election of the nominees to our Board of Directors requires the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting, and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 requires the affirmative vote of a majority of the votes cast at the Annual Meeting. There is no cumulative voting in the election of directors.

Abstentions and broker “non-votes,” if any, will have the effect of votes against the election of the nominees to our Board of Directors, but will have no effect on the result of the ratification of KPMG LLP as our independent registered public accounting firm for fiscal year 2015 or any other matter for which the required vote is a majority of the votes cast.

How can I vote?

You can vote in person at the Annual Meeting or by proxy. If you hold your shares of our common stock in your own name as a holder of record, you have the following three options for submitting your vote by proxy:

1.	if you received printed proxy materials, by signing, dating, and mailing the proxy card in the postage-paid envelope provided;

2.	via the Internet at www.proxyvote.com, as provided in the proxy card, the Internet Availability Notice and in this Proxy Statement;

3.	by touch-tone telephone at the toll-free number, as provided in the proxy card and the Internet Availability Notice; or

4.	by telephone at 1-855-835-8315 speaking to a live agent between 9:00am and 9:00pm EDT.

For those stockholders with Internet access, we encourage you to vote via the Internet, since this method of voting is quick, convenient and cost-efficient. When you vote via the Internet or by telephone prior to the Annual Meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted.

If your shares of our common stock are held on your behalf by a broker, bank, or other nominee, you will receive instructions from them that you must follow to have your shares voted at the Annual Meeting.

How will proxies be voted?

Shares represented by valid proxies will be voted as specified on the proxy unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the shares of our common stock represented by the proxy will be voted as follows:

•	FOR the election of the nominees to our Board of Directors;

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

•	in the discretion of the proxy holder on any other business that properly comes before the Annual Meeting. As of the date of this Proxy Statement, we are not aware of any other matter to be raised at the Annual Meeting.

How can I change my vote or revoke a proxy?

If you hold shares of our common stock in your own name as a holder of record, you may revoke your proxy at any time prior to the date and time of the Annual Meeting through any of the following methods:

•	send written notice of revocation, prior to the Annual Meeting, to our Executive Vice President, General Counsel and Secretary, Mr. Joshua J. Widoff, at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202;

•	properly sign, date, and mail a new proxy card to our Secretary;

•	dial the toll-free number provided in the proxy card, the Internet Availability Notice and in this Proxy Statement and authorize your proxy again;

•	log onto the Internet site provided in the proxy card, the Internet Availability Notice and in this Proxy Statement and authorize your proxy again; or

•	attend the Annual Meeting and vote your shares in person.

Please note that merely attending the Annual Meeting, without further action, will not revoke your proxy. If shares of our common stock are held on your behalf by a broker, bank, or other nominee, you must contact them to receive instructions as to how you may revoke your proxy.

Who is soliciting my proxy, and who pays the cost of this proxy solicitation?

The enclosed proxy is solicited by and on behalf of our Board of Directors. The expense of preparing, printing, and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone, or otherwise. The Company will also request brokerage firms, nominees, custodians, and fiduciaries to forward proxy materials to the beneficial owners of shares held of record as of the close of business on the record date and will provide reimbursement for the cost of forwarding the material.

The Company has engaged Broadridge Investor Communication Services, Inc. (“Broadridge”), to solicit proxies for the Annual Meeting. The services to be performed by Broadridge will include consultation pertaining to the planning and organization of the solicitation, as well as assisting the Company in the solicitation of proxies from the Company’s stockholders entitled to vote at the Annual Meeting. The anticipated cost for such services is expected to be between $150,000 and $170,000.

Where can I find the voting results after the Annual Meeting?

American Election Services LLC, our independent tabulating agent, will count the votes and act as the Inspector of Election. We will publish the voting results in a current report on Form 8-K to be filed with the Commission within four business days after the Annual Meeting. We keep all proxies, ballots, and voting tabulations confidential as a matter of practice. We permit only our Inspector of Election, American Election Services LLC, to examine these documents.

Where can I find the Company’s Annual Report on Form 10-K?

A copy of our Annual Report on Form 10-K for our fiscal year ended December 31, 2014, as filed with the Commission on February 27, 2015, will be included in our 2014 Annual Report that will be delivered, or made available on the Internet as provided in the Internet Availability Notice, to stockholders entitled to vote at the Annual Meeting, and is available without charge to stockholders upon written request to: Industrial Income Trust Inc., 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202, Attention: Investor Relations. You can also find an electronic version of our Annual Report on Form 10-K for the year ended December 31, 2014 on our website at www.industrialincome.com.

BOARD OF DIRECTORS

Our Board of Directors currently consists of five directors, three of whom are independent, as determined by our Board of Directors. Our bylaws provide that a majority of the entire Board of Directors may establish, increase, or decrease the number of directors, provided that the number of directors shall never be less than three nor more than 15.

Our Board of Directors has determined that Messrs. Marshall M. Burton, Charles B. Duke and Stanley A. Moore are independent within the meaning of the applicable (i) provisions set forth in our charter, (ii) requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable Commission rules, and (iii) although our shares are not listed on the New York Stock Exchange (“NYSE”), independence rules set forth in the NYSE Listed Company Manual. To be considered independent under the NYSE rules, our Board of Directors must determine that a director does not have a material relationship with us and/or our consolidated subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with any of those entities, including our Sponsor and its affiliates).

Our charter defines an “independent director” as a person who has not been, directly or indirectly, associated with Industrial Income Advisors Group LLC (our “Sponsor”) or Industrial Income Advisors LLC (our “Advisor”) within the previous two years by virtue of:

•	ownership interests in our Sponsor, our Advisor or any of their affiliates;

•	employment by our Sponsor, our Advisor or any of their affiliates;

•	service as an officer or director of our Sponsor, our Advisor or any of their affiliates;

•	performance of services, other than as a director for us;

•	service as a director or trustee of more than three real estate investment trusts organized by our Sponsor or advised by our Advisor; or

•	maintenance of a material business or professional relationship with our Sponsor, our Advisor or any of their affiliates.

We refer to our directors who are not independent as our “interested directors.” Our charter sets forth the material business or professional relationships that cause a person to be associated with us and therefore not eligible to serve as an independent director. A business or professional relationship is per se material if the prospective independent director received more than five percent of his annual gross income in the last two years from our Sponsor, our Advisor or any affiliate of our Sponsor or Advisor, or if more than five percent of his net worth, on a fair market value basis, has come from our Sponsor, our Advisor or any affiliate of our Sponsor or Advisor.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors has selected, on the recommendation of the Nominating and Corporate Governance Committee of the Board, our current directors as the director nominees to be re-elected to serve on the Board of Directors until the 2016 annual meeting of stockholders and until their respective successors are duly elected and qualify.

Each nominee has consented to being named in this proxy statement and to serve if elected. If, prior to the Annual Meeting, any nominee should become unavailable to serve, the shares of voting securities represented by a properly executed and returned proxy will be voted for such additional person as shall be designated by the Board of Directors, unless the Board of Directors determines to reduce the number of directors in accordance with the Company’s charter and bylaws.

Set forth below is certain information regarding each of our directors, including their respective position, age, biographical information, directorships held in the previous five years, and the experience, qualifications, attributes and/or skills that led the Board of Directors to determine that the person should serve as a director. For information regarding each director’s beneficial ownership of shares of our common stock or units of limited partnership interest (“OP Units”) of Industrial Income Operating Partnership LP (our “Operating Partnership”), see the “Security Ownership of Certain Beneficial Owners and Management” section, and the notes thereto, included in this Proxy Statement.

Nominee	Business Experience and Qualifications

Evan H. Zucker

Chairman of the Board of Directors

Age: 49

Director since March 2010

Member of Investment Committee

Member of Nominating and Corporate Governance Committee

Member of Management Committee

Evan H. Zucker serves as the Chairman of our Board of Directors and has served as a member of our Board of Directors since March 2010. Mr. Zucker also served as our President from October 2009 until his election to the Board of Directors and as Chairman in March 2010. Mr. Zucker has served as the Chairman of the board of directors and as a director of Industrial Property Trust Inc. (“IPT”) since January 2013. Mr. Zucker has also served as the Chairman of the board of directors and as a director of Logistics Property Trust Inc. (“LPT”) and as a member of the board of managers of Logistics Property Advisors LLC, the advisor to LPT, since November 2014. Mr. Zucker is a manager of our Advisor, is a manager of Industrial Property Advisors LLC, the advisor to IPT, and is a manager of Dividend Capital Total Advisors LLC, the advisor to Dividend Capital Diversified Property Fund Inc. (“DPF”). From its inception until October 2006, Mr. Zucker was the Chief Executive Officer, President, Secretary and a director of DCT Industrial Trust (NYSE: DCT), which listed on the NYSE in December 2006. Mr. Zucker is a principal of both Dividend Capital Group LLC and Black Creek Group LLC, a Denver-based real estate investment firm which he co-founded in 1993. Mr. Zucker has been active in real estate acquisition, development and redevelopment activities since 1989 and, as of December 31, 2014, with affiliates, has overseen directly, or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real properties having combined value of approximately $13.6 billion. In 1993, Mr. Zucker co-founded American Real Estate Investment Corp., which subsequently became Keystone Property Trust (NYSE: KTR), an industrial, office and logistics real estate investment trust (“REIT”) that was later acquired by ProLogis Trust (NYSE: PLD) in August 2004. Mr. Zucker served as the President and as a director of American Real Estate Investment Corp. from 1993 to 1997 and as a director of Keystone Property Trust from 1997 to 1999. Mr. Zucker graduated from Stanford University with a Bachelor’s Degree in Economics.

We believe that Mr. Zucker’s qualifications to serve on our Board of Directors are demonstrated by his proven business acumen, including his over 20 years of experience with Black Creek Group LLC as a co-founder of the company, his position as a principal of Dividend Capital Group LLC, and his vast experience as a leader of an advisor to real estate investment companies, including DCT Industrial Trust, DPF and American Real Estate Investment Corp (which subsequently became Keystone Property Trust, NYSE: KTR).

Nominee	Business Experience and Qualifications

Dwight L. Merriman III Chief Executive Officer, Director Age: 54 Director since February 2011 Member of Investment Committee Member of Management Committee

Dwight L. Merriman III has served as our Chief Executive Officer since March 2010, as a member of our Board of Directors since February 2011, and as a member of the Advisor’s board of managers since March 2010. Mr. Merriman has also served as the Chief Executive Officer of IPT, as a member of IPT’s board of directors, and as a member of the board of managers of Industrial Property Advisors LLC, the advisor to IPT, since January 2013. In addition, Mr. Merriman has served as the Chief Executive Officer of LPT and as a member of the board of managers of Logistics Property Advisors LLC, the advisor to LPT, since November 2014. Mr. Merriman has over 25 years of real estate investment and development experience. Prior to joining the Company, Mr. Merriman served from September 2007 through March 2010 as a Managing Director and the Chief Investment Officer of Stockbridge Capital Group LLC (“Stockbridge”), a real estate investment management company based in San Francisco, California, which had more than $3 billion in real estate under management.

While with Stockbridge, Mr. Merriman served as a member of its investment and management committees, and was responsible for coordinating the investment activities of the company. From May 2000 to September 2007, Mr. Merriman was a Managing Director of RREEF Funds (“RREEF”), a real estate investment management company, in charge of RREEF’s development and value-added investment opportunities in North America. While at RREEF, he served on the investment committee and was involved in approving approximately $5 billion in commercial real estate transactions, and he started CalSmart, a $1.2 billion value-added real estate investment fund with the California Public Employees’ Retirement System. Prior to joining RREEF in 2000, Mr. Merriman served for approximately five years as a Managing Director at CarrAmerica Realty Corporation, where he was responsible for the company’s acquisition, development and operations activities in Southern California and Utah. Prior to that, he spent 11 years with the Los Angeles development firm of Overton, Moore & Associates, where he was responsible for developing industrial and office property throughout Southern California. Mr. Merriman received a B.S. in Business Administration from the University of Southern California and an M.B.A. from the Anderson School at the University of California at Los Angeles. Mr. Merriman is a member of the Urban Land Institute.

We believe that Mr. Merriman’s qualifications to serve on our Board of Directors include his extensive real estate investment and development experience, including specifically his experience serving in leadership positions and on the investment committees of significant real estate investment funds.

Nominee	Business Experience and Qualifications

Marshall M. Burton

Independent Director

Age: 46

Director since December 2009

Member of Audit Committee

Member of Nominating and Corporate Governance Committee

Member of Investment Committee

Member of Conflicts Resolution Committee

Member of Transaction Committee

Marshall M. Burton has served as an independent director of our Board of Directors since December 2009. Mr. Burton also has served as an independent director on the board of directors of IPT since March 2013. Mr. Burton has approximately 20 years of commercial real estate experience, including development, leasing, investment and management. In March 2014, Mr. Burton founded Confluent Holdings, L.L.C. to develop and invest in office, industrial and multi-family projects throughout the U.S. In April 2015, Mr. Burton expanded Confluent Holdings, L.L.C. and co-founded Confluent Development, L.L.C. in a merger with MVG, Inc., to form a diverse real estate investment and development platform with projects in various stages of development totaling $500 million. Mr. Burton is a board member and President of both MVG, Inc. and Confluent Development, L.C.C. From March 2011 to March 2014, Mr. Burton served as Senior Vice President and General Manager of Opus Development Company L.L.C., an affiliate of The Opus Group, a real estate developer (“Opus”), where he was responsible for managing operations and seeking new development opportunities in Denver, Colorado and in the western region of the U.S. Prior to joining Opus, Mr. Burton founded the Denver office of McWhinney, a real estate development company, in February 2010. As Senior Vice President of McWhinney, Mr. Burton oversaw operations for the commercial development team in the Denver metropolitan area and other strategic locations across the western U.S. Mr. Burton served as the Senior Vice President of Opus Northwest, L.L.C., a full-service real estate developer, from May 2009 through February 2010, and previously served as Vice President from October 2002 through September 2008 and in other capacities beginning in 1996. From September 2008 through June 2009, Mr. Burton served as Executive Vice President of Opus East, L.L.C., an interim position where he was charged with restructuring and winding down operations of Opus East, L.L.C. Opus East, L.L.C. and certain of its subsidiaries voluntarily filed for relief under Chapter 7 of the U.S. Bankruptcy Code in July 2009. Prior to joining Opus in 1996, Mr. Burton was co-founder of Denver Capital Corporation, a multi-bank community lending organization. Mr. Burton is a licensed Colorado Real Estate Broker and is active in many civic and real estate associations, including serving as Treasurer and President-elect of the National Association of Industrial and Office Properties and as an executive committee member of the Urban Land Institute. Mr. Burton received his Bachelor of Science in Business Administration from the University of Denver.

We believe that Mr. Burton’s qualifications to serve on our Board of Directors include his over 16 years of experience overseeing the development, leasing, investment and management of commercial real estate. This experience provides a valuable perspective on the commercial real estate industry.

Nominee	Business Experience and Qualifications

Charles B. Duke Independent Director Age: 57 Director since December 2009 Chairman of Audit Committee Member of Investment Committee Member of Transaction Committee

Charles B. Duke has served as an independent director of our Board of Directors since December 2009. Mr. Duke also has served as an independent director on the board of directors of DPF since January 2006 and as an independent director on the board of directors of IPT since March 2013. Mr. Duke founded To-Table Inc., a retailer of specialty gourmet foods in November 2014 and is currently the Chief Executive Officer. Prior to founding To-Table Inc., Mr. Duke was the Executive Vice President of IJR, Inc., a manufacturer of printing supplies in Phoenix, Arizona from October 2012 to July 2014. Prior to that, Mr. Duke founded and has been the President and Chief Executive Officer of Legacy Imaging, Inc., a manufacturer of aftermarket printer supplies since 1996. Mr. Duke has been active in entrepreneurial and general business activities since 1980 and has held several executive and management roles throughout his career, including founder, president and owner of Careyes Corporation, a private bank, registered investment advisor and a member of the Financial Industry Regulatory Authority (“FINRA”) based in Denver, Colorado, Chief Financial Officer at Particle Measuring Systems, a global technology leader in the environmental monitoring industry based in Boulder, Colorado, and Vice President of Commercial Loans at Colorado National Bank. Mr. Duke also spent four years with Kirkpatrick Pettis, the investment banking subsidiary of Mutual of Omaha, as Vice President of Corporate Finance, involved primarily in mergers and acquisitions, financing and valuation activities. Mr. Duke graduated from Hamilton College in 1980 with a Bachelor’s Degree in Economics and English.

Our Board of Directors has determined that Mr. Duke is the audit committee financial expert. In that role, we believe that Mr. Duke brings a unique perspective to the audit committee, as he is the only audit committee member with investment banking experience. We believe Mr. Duke’s qualifications to serve on our Board of Directors include his considerable business and financial experience, including specifically his experience as founder and president of a private bank and as Chief Financial Officer of a significant organization.

Nominee	Business Experience and Qualifications

Stanley A. Moore

Independent Director

Age: 76

Director since February 2011

Chairman of Nominating and Corporate Governance Committee

Chairman of Investment Committee

Member of Conflicts Resolution Committee

Member of Transaction Committee

Stanley A. Moore has served as an independent director of our Board of Directors since February 2011. Mr. Moore also has served as an independent director on the board of directors of IPT since March 2013. Mr. Moore is a co-founder and chairman and the former Chief Executive Officer of Overton Moore Properties (“OMP”), a leading commercial real estate development firm in Los Angeles County that develops, owns and manages office, industrial and mixed-use space. He served as Chief Executive Officer of OMP from 1975 until January 2014 and has served as a director since 1972. Since its founding, OMP has developed and/or invested in over 30 million square feet of commercial space in California. Mr. Moore has served as a member of the board of directors of The Macerich Company (NYSE: MAC), a leading owner, operator and developer of major retail properties, since 1994. Mr. Moore is past President of the Southern California Chapter of the National Association of Industrial and Office Parks, and is currently a board member of the Economic Resources Corporation of South Central Los Angeles and the Los Angeles Economic Development Council (“LAEDC”). His many awards and citations include the Humanitarian of the Year awarded to him by the National Conference of Christians and Jews, and Developer of the Year awarded by the LAEDC.

We believe that Mr. Moore’s qualifications to serve on our Board of Directors include his nearly 40 years of experience as a Chief Executive Officer of a leading commercial real estate development firm, his expertise in the areas of acquisitions, development and management of commercial real estate, and more specifically, industrial properties, his leadership experience with the National Association of Industrial and Office Parks, and his service on civic and private and public company boards.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTORS IDENTIFIED ABOVE.

CORPORATE GOVERNANCE

Board Leadership Structure

We separate the roles of Chief Executive Officer and Chairman of our Board of Directors because we currently believe that the two roles can be filled by people who have different experiences and perspectives. Mr. Merriman, as our Chief Executive Officer, is responsible for the execution of our business strategy and day-to-day operations. One of our interested directors, Mr. Zucker, serves as Chairman of our Board of Directors, and, in such capacity, is responsible for presiding over our Board of Directors in its identification and execution of our strategic operational and investment objectives, and oversight of our senior management team. Mr. Zucker is associated with us through, among other things, his role as manager and co-founder of our Advisor. We believe that Mr. Zucker’s experience and background makes him highly qualified to lead our Board of Directors in the fulfillment of its duties. Mr. Zucker’s experience in the non-traded REIT industry and his familiarity with our organizational structure provides him with an enhanced perspective.

As interested directors, neither Mr. Zucker nor Mr. Merriman may participate as a director in determining the compensation of our Advisor, the renewal of the Advisory Agreement or any other transactions or arrangements that we may enter into with regard to our Advisor or its affiliates. Our independent directors maintain authority with regard to any and all transactions and arrangements made with our Advisor. For additional discussion regarding the role that our independent directors play with regard to transactions and arrangements made with our Advisor see “Certain Relationships and Related Transactions” in this Proxy Statement.

Oversight of Risk Management

Our Board of Directors, either directly or through designated committees, including the Audit Committee, discussed further below, oversees our risk management through its involvement in our investment, financing, financial reporting, and compliance activities.

We, through our Advisor, maintain internal audit and legal departments that serve our Board of Directors and our Audit Committee in their risk management oversight. Further, our management team provides our Board of Directors and our Audit Committee with periodic updates that comprehensively address areas of our business that may pose significant risks to us.

We emphasize the importance of professional business conduct and ethics through our corporate governance initiatives. Our Board of Directors consists of a majority of independent directors. Each of the Audit Committee and the Conflicts Resolution Committee consists entirely of independent directors, and each of the Investment Committee and the Nominating and Corporate Governance Committee consists of a majority of independent directors.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics, which applies to all employees of our Advisor, and our officers and directors, including our Chief Executive Officer and our Chief Financial Officer. Additionally, our Board of Directors has adopted a Code of Ethics for our Chief Executive Officer and our Senior Financial Officers, including our Chief Financial Officer. Copies of the Code of Business Conduct and Ethics and the Code of Ethics for our Chief Executive Officer and our Senior Financial Officers may be found on our website at www.industrialincome.com. Our Board of Directors must approve any amendment to or waiver of the Code of Business Conduct and Ethics as well as the Code of Ethics for our Chief Executive Officer and our Senior Financial Officers. We presently intend to disclose amendments and waivers, if any, of the Code of Business Conduct and Ethics or the Code of Ethics for our Chief Executive Officer and our Senior Financial Officers on our website.

Our Internet address is http://www.industrialincome.com. We make available, free of charge through a link on our site, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to such reports, if any, as filed with the Commission as soon as reasonably practicable after such filing. You may also obtain these documents in print by writing us at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202, Attention: Investor Relations.

Board and Committee Meetings

During the year ended December 31, 2014, our Board of Directors held 18 meetings. No director who served as a director during the year ended December 31, 2014 attended fewer than 75.0% of the aggregate of all meetings held by our Board of Directors and the Board Committees on which such director served. The Board of Directors currently has six standing committees: the Audit Committee, the Investment Committee, the Nominating and Corporate Governance Committee, the Conflicts Resolution Committee and the Transaction Committee. During 2014, the Audit Committee met four times, the Nominating and Corporate Governance Committee met once, the Transaction Committee met 16 times and the Investment Committee did not meet, since all investment decisions were made by the Board of Directors in 2014. The Conflicts Resolution Committee has not yet held a meeting. Although director attendance at our Annual Meeting each year is encouraged, we do not have an attendance policy. In 2014, two of our five directors attended the Annual Meeting of Stockholders in person.

Our Board of Directors adopted a delegation of authority policy in December 2014 and pursuant to such policy, has established a Management Committee and delegated the authority for certain actions to the Management Committee. The Management Committee is not a committee of our Board of Directors. During 2014, the Management Committee met three times.

Audit Committee

The members of our Audit Committee are Messrs. Duke and Burton, each of whom is an independent director. Our Audit Committee operates under a written charter, a copy of which is available under the “Investor Relations” section of our website at www.industrialincome.com. The Board of Directors has determined that each member of our Audit Committee is financially literate as such qualification is interpreted by our Board of Directors. Our Board of Directors has determined that Mr. Duke qualifies as an “Audit Committee Financial Expert” as defined by the rules of the Commission.

Our Audit Committee meets on a regular basis, at least quarterly and more frequently as necessary. Our Audit Committee’s primary function is to assist our Board of Directors in fulfilling its oversight responsibilities by (i) reviewing the financial information to be provided to our stockholders and others, (ii) reviewing our system of internal controls, which management has established, (iii) overseeing the audit and financial reporting process, including the preapproval of services performed by our independent registered public accounting firm, and (iv) overseeing certain areas of risk management.

Investment Committee

The members of our Investment Committee are Messrs. Burton, Duke, and Moore, each of whom is an independent director, and Messrs. Zucker and Merriman, each of whom is an interested director. Our Board of Directors delegated to the Investment Committee the authority to approve all unaffiliated investments and asset dispositions, including real property portfolio acquisitions, developments and dispositions, for a purchase price, total project cost or sales price of $30.0 million or less, including the financing of such investments. Our Board of Directors, including a majority of the independent directors, must approve all investments and asset dispositions, including real property portfolio acquisitions, developments and dispositions, for a purchase price, total project cost or sales price greater than $30.0 million, including the financing of such investments.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee (our “Nominating Committee”) are Messrs. Moore and Burton, each of whom is an independent director, and Mr. Zucker, an interested director. Our Nominating Committee operates under a written charter, a copy of which is available under the “Investor Relations” section of our website at www.industrialincome.com. The primary functions of our Nominating Committee are to (i) assist our Board of Directors in identifying individuals qualified to become members of our Board of Directors; (ii) recommend candidates to our Board of Directors to fill vacancies on the Board; (iii) recommend committee assignments for directors to the full board; (iv) periodically assess the performance of our Board of Directors; and (v) advise our Board of Directors on certain other corporate governance matters. Pursuant to the terms of our charter, our independent directors nominate replacements for vacancies among the independent directors’ positions.

Our Nominating Committee’s process for identifying and evaluating director candidates includes requests to members of our Board of Directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating Committee. In considering whether to recommend any particular candidate for inclusion in its slate of recommended director nominees, our Nominating Committee considers various criteria including the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest, and ability to act in the interests of all stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our Nominating Committee does not have a policy with regard to the consideration of diversity in identifying director candidates, but the Committee believes that the backgrounds and qualifications of our directors, considered as a whole, should provide a composite mix of experience, knowledge, and abilities that will allow our Board of Directors to fulfill its responsibilities.

Stockholders may recommend individuals to our Nominating Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials. Assuming that appropriate biographical and background material has been provided on a timely basis, our Nominating Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Conflicts Resolution Committee

The members of our Conflicts Resolution Committee are Messrs. Burton and Moore, each of whom is an independent director. Our Board of Directors has delegated to our Conflicts Resolution Committee the responsibility to consider and resolve all conflicts that may arise between us, IPT and DPF, including conflicts that may arise as a result of the investment opportunities that are suitable for us, IPT and DPF.

Compensation Committee

We do not have a standing compensation committee. Our Board of Directors may establish a compensation committee to administer our equity incentive plan. The primary function of the compensation committee would be to administer the granting of awards to the independent directors and selected individuals eligible to participate in our equity incentive plan, based upon recommendations from our Advisor, and to set the terms and conditions of such awards in accordance with the equity incentive plan. The compensation committee, if formed, would be comprised entirely of independent directors.

Management Committee

Our Board of Directors has delegated to the Management Committee certain responsibilities with respect to certain disposition, leasing, capital expenditure and borrowing decisions. The Management Committee does not have authority over any transactions between us and the Advisor, a member of our Board of Directors, or any of their respective affiliates. The Management Committee is currently comprised of our Chief Executive Officer, Chief Financial Officer, Chairman of the Board, General Counsel, Senior Vice President of Asset Management, General Counsel of the Advisor, Managing Director—Eastern Region, Managing Director—Western Region and the managers of the Advisor.

With respect to real property investments, the Board of Directors has delegated to the Management Committee the authority to approve all unaffiliated real property dispositions for a sales price of up to $20.0 million, provided that the aggregate amount of dispositions approved by the Management Committee in any quarter may not exceed $50.0 million. Our Board of Directors, including a majority of the independent directors, must approve all real property dispositions (i) for a sales price greater than $20.0 million, and (ii) once the total dispositions approved by the Management Committee in any quarter equals $50.0 million, for any sales price through the end of such quarter.

With respect to the lease of real property, our Board of Directors has delegated (i) to the Senior Vice President of Asset Management the authority to approve any lease of real property, on such terms as the Senior Vice President of Asset Management deems necessary, advisable, or appropriate, for total base rent of $20.0 million over the base term of the lease, and (ii) to the Management Committee the authority to approve the lease of real property, on such terms as the Management Committee deems necessary, advisable, or appropriate, for total base rent of $50.0 million over the base term of the lease.

With respect to capital expenditures (excluding capital expenditures approved by the Board of Directors in the ordinary course of budget approvals), (i) the Senior Vice President of Asset Management is authorized to approve any capital expenditure of up to $3.0 million over the line item approved by our Board of Directors in the budget for the specified property, and (ii) the Management Committee is authorized to approve any capital expenditure of up to $7.0 million over the line item approved by our Board of Directors in the budget for the specified property.

With respect to borrowing decisions, our Board of Directors has authorized (i) the Chief Financial Officer to review and approve any proposed borrowing (secured or unsecured) for an amount of up to $30.0 million, and (ii) the Management Committee to review and approve any proposed borrowing (secured or unsecured) for an amount of up to $100.0 million, provided that the total borrowings approved by the Management Committee in any quarter may not exceed $100.0 million. The functions delegated to our officers and to the Management Committee are subject to an annual review by our Board of Directors to ensure that the delegation of authority remains appropriate.

Transaction Committee

The members of our Transaction Committee are Messrs. Burton, Duke and Moore, each of whom is an independent director. Our Board of Directors has engaged third party advisors to assist us with the exploration of potential strategic alternatives, including but not limited to alternatives for effecting a liquidity event. A liquidity event may include, but is not limited to the following: (i) a listing of our common stock on a national securities exchange (or the receipt by our stockholders of securities that are listed on a national securities exchange in exchange for our common stock); (ii) the sale, merger, or other transaction of our company in which our stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company; or (iii) the sale of all or substantially all of our assets where our stockholders either receive, or have the option to receive, cash or other consideration. Our Transaction Committee is responsible for reviewing any potential liquidity event transaction and making recommendations to the Board of Directors with respect to any potential liquidity event transaction.

Stockholder and Interested Party Communications with Directors

We provide the opportunity for our stockholders and other interested parties to communicate with any member, or all members, of our Board of Directors by mail. To communicate with our Board of Directors, correspondence should be addressed to our Board of Directors or any one or more individual directors or group or committee of directors by either name or title. All such correspondence should be sent to the following address:

The Board of Directors of Industrial Income Trust Inc.

c/o Mr. Joshua J. Widoff, Executive Vice President, General Counsel and Secretary

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

All communications received as described above will be opened by our Secretary for the sole purpose of determining whether the contents constitute a communication to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to our director or directors to whom it is addressed. In the case of communications to our Board of Directors or to any group of directors, our Secretary will make sufficient copies of the contents to send to each addressee.

EXECUTIVE OFFICERS

In addition to Mr. Zucker and Mr. Merriman, the following individuals currently serve as our executive officers. All officers serve at the discretion of our Board of Directors.

Name	Age	Position
Thomas G. McGonagle	55	Chief Financial Officer
Joshua J. Widoff	44	Executive Vice President, General Counsel and Secretary

Thomas G. McGonagle has served as our Chief Financial Officer since March 2014 and served as our Chief Financial Officer and Treasurer from March 2010 to March 2014. Mr. McGonagle has served as the Chief Financial Officer of IPT since March 2014 and served as the Chief Financial Officer and Treasurer of IPT from January 2013 to March 2014. Mr. McGonagle has also served as the Chief Financial Officer and Treasurer of LPT and as a member of the board of managers of Logistics Property Advisors LLC, the advisor to LPT, since November 2014. Prior to joining the Company, Mr. McGonagle consulted for several different corporate clients, including as Chairman of the Board of Directors of Pinnacle Gas Resources, Inc., an independent energy company engaged in the acquisition, exploration and development of domestic onshore natural gas reserves (formerly listed on Nasdaq: PINN), from March 2009 until the sale of the company in January 2011. From March 2007 to December 2008, Mr. McGonagle was Senior Vice President—Corporate Development at MacDermid, Incorporated, a global, specialty chemical company (formerly listed on NYSE: MRD). Mr. McGonagle was responsible for the marketing and sale of two of MacDermid’s nine global business units, and also was instrumental in the restructuring of a European manufacturing operation. Prior to joining MacDermid, from 2003 until 2006, Mr. McGonagle was Senior Vice President and Chief Financial Officer of Vistar Corporation (“Vistar”), at the time a $3 billion food distribution company with 36 distribution and warehouse facilities located throughout the U.S. At Vistar, Mr. McGonagle was responsible for the finance department, including all accounting, reporting, tax, audit, banking and capital markets, and merger and acquisition activities. From 2001 to 2003, Mr. McGonagle was Managing Director and Co-Head of the U.S. Merchant Banking Group at Babcock & Brown LP in New York, which focused on advising on, and acquiring and developing, large-scale infrastructure assets and projects. Prior to joining Babcock & Brown, Mr. McGonagle was a Managing Director of the Financial Sponsors Group of Donaldson, Lufkin & Jenrette / Credit Suisse, which he joined in 1987. In this role, Mr. McGonagle was responsible for initiating and structuring numerous principal investment transactions, debt and equity securities offerings, and mergers and acquisitions across many different industries. From August 2007 until the sale of the company in January 2011, Mr. McGonagle served as a director of Pinnacle. From 2006 until the sale of the company in 2012, Mr. McGonagle was a director and chairman of the audit committee of Consolidated Container Company LLC, a private $750 million plastic packaging manufacturer with over 50 manufacturing facilities located throughout the U.S. Mr. McGonagle received his B.A. in Economics from Dartmouth College and M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College.

Joshua J. Widoff has served as our Executive Vice President, Secretary and General Counsel since December 2013, and served as our Senior Vice President, Secretary and General Counsel from May 2009 to December 2013. Mr. Widoff has served as General Counsel, Executive Vice President and Secretary of DPF since October 2010, and served as its Senior Vice President, Secretary and General Counsel from September 2007 to October 2010. Mr. Widoff has served as the Executive Vice President, Secretary and General Counsel of IPT since September 2012. Mr. Widoff has also served as the Executive Vice President, Secretary and General Counsel of LPT and as a member of the board of managers of Logistics Property Advisors LLC, the advisor to LPT, since November 2014. He has also served as a Managing Director of Black Creek Group LLC, a Denver based private equity real estate firm, since September 2007, and as Executive Vice President of Dividend Capital Group since 2010. Prior to joining DPF and Black Creek Group LLC in September 2007, Mr. Widoff was a partner from October 2002 to July 2007 at the law firm of Brownstein Hyatt Farber Schreck, P.C., where he was active in the management of the firm, serving as chairman of both the firm’s Associate and Recruiting Committees and overseeing an integrated team of attorneys and paralegals servicing clients primarily in the commercial real estate business. During more than a dozen years of private practice, he managed transactions involving the acquisition, development, leasing, financing, and disposition of various real estate assets, including vacant land, apartment and office buildings, hotels, casinos, industrial/warehouse facilities, and shopping centers. He also participated in asset and stock acquisition transactions, convertible debt financings, private offerings, and complex joint venture negotiations. Mr. Widoff served as general business counsel on a variety of contract and operational issues to a wide range of clients in diverse businesses. Mr. Widoff currently serves as a Vice-Chair and Commissioner for the Denver Urban Renewal Authority. Mr. Widoff received his undergraduate degree from Trinity University in Texas and his law degree from the University of Colorado School of Law.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

The following table sets forth information regarding compensation of our independent directors during 2014:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Charles B. Duke	$186,875	$85,000	$271,875
Marshall M. Burton	$166,250	$85,000	$251,250
Stanley A. Moore	$165,000	$85,000	$250,000

(1)	Includes $20,625, $18,750 and $15,000 in fees for Messrs. Duke, Burton and Moore, respectively, earned in 2013 but paid in the first quarter of 2014.
(2)	Value based on our most recent primary offering price in our follow-on offering of $10.40 per share as of the grant date.

We pay each of our independent directors $8,750 per quarter plus $2,500 for each Board of Directors or Committee meeting attended in person or by telephone. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of our Board of Directors or of our Board Committees. If a director is also one of our officers, we will not pay additional compensation for services rendered as a director.

We pay the following annual retainers (to be prorated for a partial term) to the Chairpersons of our Board Committees:

•	$12,500 to the Chairperson of our Audit Committee;

•	$10,000 to the Chairperson of our Investment Committee; and

•	$5,000 to the Chairperson of each of our other Committees.

Executive Compensation

Compensation Discussion and Analysis

Because our Advisory Agreement provides that our Advisor will assume principal responsibility for managing our affairs, we have no employees, and our executive officers, in their capacities as such, do not receive compensation from us, nor do they work exclusively on our affairs. In their capacities as officers or employees of our Advisor or its affiliates, they will devote such portion of their time to our affairs as is required for the performance of the duties of our Advisor under the Advisory Agreement. The compensation received by our executive officers is not paid or determined by us, but rather by an affiliate of the Advisor based on all of the services provided by these individuals. See “Certain Relationships and Related Transactions” below for a summary of the fees and expenses payable to our Advisor and other affiliates.

Compensation Committee Report

We do not currently have a compensation committee, however, our compensation committee, if formed, would be comprised entirely of independent directors. In lieu of a formal compensation committee, our independent directors perform an equivalent function. Our independent directors have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement (“CD&A”) with management. Based on the independent directors’ review of the CD&A and their discussions of the CD&A with management, the independent directors recommended to the Board of Directors, and the Board of Directors has approved, that the CD&A be included in this Proxy Statement.

INDEPENDENT DIRECTORS:

Marshall M. Burton Charles B. Duke Stanley A. Moore

The foregoing report shall not be deemed to be “soliciting material” or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

We do not currently have a compensation committee, however, we intend that our compensation committee, if formed, would be comprised entirely of independent directors. In lieu of a formal compensation committee, our independent directors perform an equivalent function. None of our independent directors served as one of our officers or employees or as an officer or employee of any of our subsidiaries during the fiscal year ended December 31, 2014, or formerly served as one of our officers or as an officer of any of our subsidiaries. In addition, during the fiscal year ended December 31, 2014, none of our executive officers served as a director or member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers or directors serving as a member of our Board of Directors.

We do not expect that any of our executive officers will serve as a director or member of the compensation committee of any entity whose executive officers include a member of our compensation committee, if formed. We did not retain any independent compensation consultants in 2014.

Equity Incentive Plan

In December 2009, we adopted an equity incentive plan, which was amended and restated in January 2013 (the “Equity Incentive Plan”), that provides for the grant of awards to our independent directors, our employees (if any), as well as to any advisor or consultant who is a natural person performing bona fide services to us, provided that the services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for our stock. Participants may also be employees of our Advisor or Dividend Capital Property Management LLC (the “Property Manager”), so long as any such employee is performing bona fide advisory or consulting services for us. Eligible individuals will be selected by our Board of Directors, or, if formed, by our compensation committee, for participation in the Equity Incentive Plan. Such awards may consist of stock options, stock appreciation rights, restricted stock, stock units, dividend equivalent rights, and/or other stock based awards. However, any such stock options, stock appreciation rights, restricted stock, stock units, dividend equivalent rights, and/or other stock-based awards to be issued to our independent directors, employees of our Advisor and other advisors shall not exceed an amount equal to 10 percent of the outstanding shares of our common stock on the date of grant of any such stock options, stock appreciation rights, restricted stock, stock units, dividend equivalent rights, and/or other stock-based awards. Notwithstanding the foregoing, we will not issue options or warrants to our independent directors.

We have authorized and reserved for issuance under the Equity Incentive Plan a total of 2.0 million shares of our common stock, and have also established an aggregate maximum of 5.0 million shares that may be issued upon grant, vesting or exercise of awards under the Equity Incentive Plan. In addition, no more than 200,000 shares of our common stock may be made subject to options or stock appreciation rights to a single individual in a calendar year, and no more than 200,000 shares of our common stock may be made subject to stock based awards other than options or stock appreciation rights to a single individual in a calendar year. In the event of certain corporate transactions affecting our common stock, such as, for example, a reorganization, recapitalization, merger, spin-off, split-off, stock dividend, or extraordinary dividend, our Board of Directors, or, if formed, our compensation committee, will have the sole authority to determine whether and in what manner to equitably adjust the number and type of shares and the exercise prices applicable to outstanding awards under the Equity Incentive Plan, the number and type of shares reserved for future issuance under the Equity Incentive Plan, and, if applicable, performance goals applicable to outstanding awards under the Equity Incentive Plan.

Our Board of Directors, or, if formed, our compensation committee, will administer the Equity Incentive Plan, with sole authority (following consultation with our Advisor) to select participants, determine the types of awards to be granted, and all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted under the plan if the grant, vesting and/or exercise of the awards would jeopardize our status as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless determined by our Board of Directors, or, if formed, our compensation committee, no award granted under the Equity Incentive Plan will be transferable except through the laws of descent and distribution.

Options entitle the holder to purchase common stock for a specified exercise price during a specified period. Under the Equity Incentive Plan, we may grant options that are intended to be incentive stock options within the meaning of Section 422 of the Code (“incentive stock options”) or options that are not incentive stock options (“nonqualified stock options”). Incentive stock options and nonqualified stock options will generally have an exercise price that is not less than 100% of the fair market value of the common stock underlying the option on the date of grant and will expire, with certain exceptions, ten years after such date.

Restricted share awards entitle the recipient to shares of common stock from us under terms that provide for vesting over a specified period of time. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash dividends prior to the time that the restrictions on the restricted shares have lapsed. Any dividends payable in common stock shall be subject to the same restrictions as the underlying restricted shares.

Share appreciation rights entitle the recipient to receive from us at the time of exercise an amount in cash (or in some cases, common stock) equal to the excess of the fair market value of the shares of common stock underlying the share appreciation right on the date of exercise over the price specified at the time of grant, which cannot be less than the fair market value of the shares of common stock on the grant date.

Dividend equivalent rights entitle the recipient to receive, for a specified period, a payment equal to the quarterly dividend declared and paid by us on one share of common stock. Dividend equivalent rights are forfeited to us upon the termination of the recipient’s employment or other relationship with us.

No restricted stock will be awarded under the Equity Incentive Plan if it would result in our being “closely-held” under the Code, jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions under our charter.

For the year ended December 31, 2014, under the Equity Incentive Plan, we granted approximately 24,000 shares of restricted stock to our independent directors, of which approximately 14,000 shares immediately vested. Each independent director’s portion of the remaining approximately 10,000 shares vest on the earliest of the following: (i) July 1, 2015; (ii) the day immediately before the Annual Meeting; (iii) the date of termination of service as a director due to death or “permanent and total disability” (as defined under Section 22(e)(3) of the Internal Revenue Code); or (iv) immediately before and contingent upon the occurrence of a change in control (as defined in the Equity Incentive Plan). The remainder of the awards generally vest over three years.

Private Placement Plan

On March 17, 2014, the Board of Directors also adopted a private placement equity incentive plan (the “Private Placement Plan”). The Private Placement Plan is substantially similar to the Equity Incentive Plan described above, except that under the Private Placement Plan, an eligible participant is any person, trust, association or entity to which the plan administrator desires to grant an award. An aggregate maximum of 2.0 million shares may be issued upon grant, vesting or exercise of awards under the Private Placement Plan.

For the year ended December 31, 2014, pursuant to the Private Placement Plan, we granted 1,000 shares of restricted stock to an employee of the Advisor, of which 25.0% vested immediately and the remaining 75.0% vest over the next three years on the anniversary of the effective date of the Private Placement Plan.

The following table gives information regarding the Equity Incentive Plan and the Private Placement Plan as of December 31, 2014:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(1)
Equity compensation plans approved by security holders	—	—	1,891,906
Equity compensation plans not approved by security holders	—	—	1,999,000
Total	—	—	3,890,906

(1)	We have two equity incentive plans. Under each plan, an aggregate maximum of 2.0 million shares may be issued upon grant, vesting or exercise of awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our Sponsor and our Advisor currently own 200 shares and 20,000 shares of our common stock, respectively. Our Sponsor has also contributed $1,000 to our Operating Partnership in exchange for OP Units constituting a separate series of partnership interests with special distribution rights (the “Special Units”). For so long as the Advisor serves as our advisor, the Advisor may not sell its initial investment in 20,000 shares of our common stock, and the Sponsor may not sell its Special Units.

The following table shows, as of April 1, 2015, the amount of our common stock beneficially owned (unless otherwise indicated) by (i) any person who is known by us to be the beneficial owner of more than five percent of our outstanding shares of common stock, (ii) our directors, (iii) our executive officers, and (iv) all of our directors and executive officers as a group.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 518 17th Street, 17th Floor, Denver, Colorado 80202.

Name of Beneficial Owner(1)	Title	Amount and Nature of Beneficial Ownership(1)		Percent of Common Stock
Industrial Income Advisors Group LLC (Sponsor)(2)	—	200 Shares 100 Special Units	(3)	* N/A
Industrial Income Advisors LLC (Advisor)(2)	—	20,000 Shares		*
Evan H. Zucker(2)	Chairman, Director	—	(2)	*	(2)
Dwight L. Merriman III	CEO and Director	—		*
Marshall M. Burton	Director	8,173	(4)	*
Charles B. Duke	Director	8,173	(4)	*
Stanley A. Moore	Director	8,173	(4)	*
Thomas G. McGonagle	CFO	—		*
Joshua J. Widoff	EVP, General Counsel and Secretary	—		*

Beneficial ownership of common stock by all directors and executive officers as a group		44,719 Shares		*

*	Less than one percent.
(1)	Except as otherwise indicated below, each beneficial owner has the sole power to vote and dispose of all common stock held by that beneficial owner. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Common stock issuable pursuant to options, to the extent such options are exercisable within 60 days, are treated as beneficially owned and outstanding for the purpose of computing the percentage ownership of the person holding the option, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Our Advisor and our Sponsor are presently each directly or indirectly jointly controlled by John A. Blumberg, James R. Mulvihill and Mr. Zucker and/or their affiliates. The amount of shares indicated in the table as being owned by Mr. Zucker does not include the shares owned by the Advisor.
(3)	Represents Special Units that are entitled to distributions from the Operating Partnership under certain circumstances.
(4)	Includes 3,365 shares of restricted stock that are subject to specified vesting provisions.

Section 16(a) Beneficial Ownership Reporting Compliance

To our knowledge, no person owns or beneficially owns more than ten percent of our outstanding shares of common stock as of the date of this Proxy Statement.

Section 16(a) of the Exchange Act requires our directors, our officers, and certain beneficial owners, or, collectively, reporting persons, to file reports of holdings and transactions in our shares of common stock with the Commission. To our knowledge, based solely on review of copies of such reports, during the year ended December 31, 2014, all of our reporting persons complied with all Section 16(a) filing requirements applicable to them.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Advisory Agreement

We rely on our Advisor to manage our day-to-day activities and to implement our investment strategy. We, the Operating Partnership and the Advisor are parties to a seventh amended and restated advisory agreement, dated as of February 20, 2015 which we refer to herein as the “Advisory Agreement.” Our Advisor is presently directly or indirectly majority owned, controlled and/or managed by John A. Blumberg, James R. Mulvihill and Evan H. Zucker, our Chairman of the Board of Directors, and/or their affiliates.

Under the terms of the Advisory Agreement, our Advisor will use commercially reasonable efforts, subject to the oversight, review and approval of our Board of Directors, to perform the following:

•	Participate in formulating an investment strategy consistent with achieving our investment objectives;

•	Manage and supervise the offering process as it relates to offerings of our common stock;

•	Research, identify, review and recommend for approval to our Board of Directors or Investment Committee, as applicable, real property, debt and other investments and dispositions consistent with our investment policies and objectives;

•	Structure the terms and conditions of transactions pursuant to which acquisitions and dispositions of investments will be made;

•	Actively oversee and manage our investment portfolio for purposes of meeting our investment objectives;

•	Manage our day-to-day affairs, including financial accounting and reporting, investor relations, marketing, informational systems and other administrative services on our behalf;

•	Select joint venture partners, structure corresponding agreements and oversee and monitor these relationships;

•	Arrange for financing and refinancing of our assets; and

•	Recommend various liquidity events to our Board of Directors when appropriate.

The current term of the Advisory Agreement ends on February 21, 2016, subject to renewals by our Board of Directors for an unlimited number of successive one-year periods. The independent directors will evaluate the performance of our Advisor before renewing the Advisory Agreement. The criteria used in such evaluation will be reflected in the minutes of such meeting. The Advisory Agreement may be terminated:

•	Immediately by us for “cause” (as defined in the Advisory Agreement) or upon a material breach of the Advisory Agreement by our Advisor;

•	Without cause or penalty by either our Advisor or a majority of our independent directors, in each case upon 60 days’ written notice to the other party; or

•	With “good reason” (as defined in the Advisory Agreement) by our Advisor upon 60 days’ written notice.

In the event of the termination of the Advisory Agreement, our Advisor will cooperate with us and take all reasonable steps requested to assist our Board of Directors in making an orderly transition of the advisory function. Before selecting a successor advisor, our Board of Directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

Compensation to our Advisor

We pay certain fees to our Advisor and its affiliates in connection with services they provide to us. The Advisor may also, directly or indirectly (including, without limitation, through us or our subsidiaries), receive fees from our joint venture partners and co-owners of our properties for services provided to them with respect to their proportionate interests in the respective venture or co-ownership arrangement. Fees received from joint venture partners or co-owners of our properties and paid, directly or indirectly (including, without limitation, through us or our subsidiaries), to the Advisor may be more or less than similar fees that we pay to the Advisor pursuant to the Advisory Agreement. In the event the Advisory Agreement is terminated, the Advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination. We will not reimburse the Advisor or its affiliates for services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee.

The following summarizes the compensation and fees, including reimbursement of expenses, that are payable by us to our Advisor:

Acquisition Fees. Acquisition fees are payable to the Advisor in connection with the acquisition of real property, and will vary depending on whether the Advisor provides development services or development oversight services, each as described below, in connection with the acquisition (including, but not limited to, forward commitment acquisitions) or stabilization (including, but not limited to, development and value add transactions) of such real property, or both. We refer to such properties for which the Advisor provides development services or development oversight services as development real properties. For each real property acquired for which the Advisor does not provide development services or development oversight services, the acquisition fee is an amount equal to 1.0% of the total purchase price of the properties acquired (or our proportional interest therein), including in all instances real property held in joint ventures or co-ownership arrangements. In connection with providing services related to the development, construction, improvement or stabilization, including tenant improvements of development real properties, which we refer to collectively as development services, or overseeing the provision of these services by third parties on our behalf, which it refers to as development oversight services, the acquisition fee, which we refer to as the development acquisition fee, will equal up to 4.0% of total project cost, including debt, whether borrowed or assumed (or our proportional interest therein with respect to real properties held in joint ventures or co-ownership arrangements). If the Advisor engages a third party to provide development services directly to us, the third party will be compensated directly by us and the Advisor will receive the development acquisition fee if it provides the development oversight services.

Asset Management Fees. Asset management fees consist of (i) a monthly fee of one-twelfth of 0.80% of the aggregate cost (including debt, whether borrowed or assumed) (before non-cash reserves and depreciation) of each real property asset within our portfolio (or our proportional interest therein with respect to real property held in joint ventures, co-ownership arrangements or real estate-related entities in which we own a majority economic interest or that we consolidate for financial reporting purposes in accordance with GAAP), provided, that the monthly asset management fee with respect to each real property asset located outside the U.S. that we own, directly or indirectly, will be one-twelfth of 1.20% of the aggregate cost (including debt, whether borrowed or assumed) (before non-cash reserves and depreciation) of such real property asset; (ii) a monthly fee of one-twelfth of 0.80% of the aggregate cost or investment (before non-cash reserves and depreciation, as applicable) of any interest in any other real estate-related entity or any type of debt investment or other investment; and (iii) a fee of 2.0% of the total consideration paid in connection with a disposition. The term “disposition” includes (a) a sale of one or more assets, (b) a sale of one or more assets effectuated either directly or indirectly through the sale of any entity owning such assets, including, without limitation, us or the Operating Partnership, or (c) a sale, merger, or other transaction in which our stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company. The phrase “total consideration paid in connection with a disposition” includes without limitation, any debt or other liabilities assumed or taken subject to by a buyer. Without limiting the generality of the foregoing, in any transaction involving the acquisition of the equity of us, the Operating Partnership or other selling entity, the total consideration paid in connection with a disposition will be deemed to include (whether or not expressed in the net per share price), the value assigned by the applicable buyer to all assets (or the value of such assets implied by such buyer’s offer) before subtracting liabilities to derive the net per share purchase price.

Organization and Offering Expenses. We reimburse our Advisor for cumulative organization expenses and for expenses of our offerings up to 1.75% of the gross offering proceeds. Our Advisor or an affiliate of our Advisor is responsible for the payment of our cumulative organization and offering expenses to the extent the total of such cumulative expenses exceeds the 1.75% organization and offering expense reimbursements from our offerings, without recourse against or reimbursement by us.

Other Expense Reimbursements. In addition to the reimbursement of organization and offering costs, we are also obligated, subject to certain limitations, to reimburse our Advisor for certain costs incurred by our Advisor or its affiliates, such as personnel and overhead expenses, in connection with the services provided to us under the Advisory Agreement, provided that our Advisor does not receive a specific fee for the activities which generate the expenses to be reimbursed. Our Advisor may utilize its employees to provide such services, and in certain instances those employees may include our executive officers.

Property Management Agreement

We have entered into a property management agreement dated December 16, 2009, (the “Property Management Agreement”) with Dividend Capital Property Management LLC (the “Property Manager”). We anticipate that the Property Manager may perform certain property management services for us and the Operating Partnership. The Property Manager is an affiliate of the Advisor and was organized in April 2002 to lease and manage real properties acquired by Dividend Capital affiliated entities or other third parties. We may pay the Property Manager a property management fee in an amount equal to a market based percentage of the annual gross revenues of each real property owned by us and managed by the Property Manager. Such fee is expected to range from 2.0% to 5.0% of annual gross revenues. In addition, we may pay the Property Manager a separate fee for initially leasing-up our real properties, for leasing vacant space in our real properties and for renewing or extending current leases on our real properties. Such leasing fee will be in an amount that is usual and customary for comparable services rendered to similar assets in the geographic market of the asset (generally expected to range from 2.0% to 8.0% of the projected first year’s annual gross revenues of the property); provided, however, that we will only pay a leasing fee to the Property Manager if the Property Manager provides leasing services, directly or indirectly. In the event that the Property Manager assists a customer with tenant improvements, a separate fee may be charged to the customer and paid by the customer. This fee will not exceed 5.0% of the cost of the tenant improvements. The Property Manager will only provide these services if the provision of the services does not cause any of our income from the applicable real property to be treated as other than rents from real property for purposes of the applicable REIT requirements. To date, we have not paid any fees to the Property Manager. The Property Manager is presently directly or indirectly majority owned, controlled and/or managed by Mr. Blumberg, Mr. Mulvihill and Mr. Zucker, our Chairman of the Board of Directors, and/or their affiliates.

Holdings of Shares of Common Stock, OP Units and Special Units

Our Advisor currently owns 20,000 shares of our common stock for which it contributed $200,000. Our Advisor may not sell any of these shares of our common stock during the period it serves as our Advisor. We made an initial investment of $2,000 in the Operating Partnership in exchange for 200 OP Units, which represent our ownership interest as the general partner of the Operating Partnership. We have contributed, and expect to continue to contribute, the proceeds from our public offerings to the Operating Partnership in exchange for OP Units, which represent our ownership interest as a limited partner of the Operating Partnership. The Sponsor has invested $1,000 in the Operating Partnership and has been issued a separate class of OP Units, which constitute the Special Units and represent the Sponsor’s ownership interest as a limited partner of the Operating

Partnership. As the holder of the Special Units, the Sponsor will receive 15.0% of the net sales proceeds received by the Operating Partnership upon the disposition of assets held by it directly or indirectly, subordinated to a specified return to the stockholders. The Special Units will be redeemed by the Operating Partnership upon the listing of our common stock or other liquidity event and in certain other instances, including the termination or non-renewal of the Advisory Agreement. Our Sponsor also owns 200 shares of our common stock. The resale of any shares by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale.

Compensation to our Advisor and its Affiliates

The table below provides information regarding fees paid to the Dealer Manager, the Advisor and their affiliates in connection with the services they provided to us. The table includes amounts incurred for the year ended December 31, 2014, as well as amounts payable as of December 31, 2014.

(in thousands)	Incurred For the Year Ended December 31, 2014	Payable as of December 31, 2014
Sales commissions—the Dealer Manager	$—	$—
Dealer manager fees—the Dealer Manager	—	—
Organization and offering expenses—the Advisor or its affiliates, including the Dealer Manager	1,027	84
Acquisition fees—the Advisor(1)	3,432	—
Asset management fees—the Advisor(2)	29,548	23
Other expenses—the Advisor(3)(4)	722	34

Total(5)	$34,729	$141

(1)	In addition, for the year ended December 31, 2014, the Company paid to the Advisor approximately $3.4 million of development acquisition fees, which is included in the total development project cost of the respective properties, and is capitalized as construction in progress on the Company’s consolidated balance sheets.
(2)	In addition, for the year ended December 31, 2014, the Company paid to the Advisor approximately $2.6 million of asset management fees in connection with dispositions, which are included in the gain on disposition of real estate properties on the Company’s consolidated statements of operations.
(3)	Includes reimbursement for expenses incurred on our behalf in connection with the services provided to us under the Advisory Agreement.
(4)	Includes $11,800 and $98,800, respectively, to reimburse a portion of the salary and benefits payable to our principal executive officer, Dwight L. Merriman III, and to our principal financial officer, Thomas G. McGonagle, for services provided to us. Our principal executive officer and principal financial officer provide services to and receive additional compensation from our Advisor or its affiliates.
(5)	We reimburse the Advisor for cumulative organization expenses and for cumulative expenses of our offerings up to 1.75% of the gross offering proceeds from our offerings. The Advisor or an affiliate of the Advisor is responsible for the payment of our cumulative organization and offering expenses to the extent the total of such cumulative expenses exceeds the 1.75% organization and offering expense reimbursements from our offerings, without recourse against or reimbursement by us.

As described above, with respect to joint ventures, partnerships or other co-ownership arrangements, the Advisor or its affiliates may receive fees for providing services to such entities or to our joint venture partners or co-owners of our properties. These fees may be paid directly to the Advisor or its affiliates or indirectly, including, without limitation, through us or our subsidiaries.

Policies and Procedures for Review of Related Party Transactions

Pursuant to our charter, our independent directors evaluate at least annually whether the compensation that we contract to pay to our Advisor and its affiliates is reasonable in relation to the nature and quality of the services performed. Our charter also contains the following requirements relating to Board and independent director approval of transactions between us, on the one hand, and our Advisor or any of its affiliates (each, a “Related Party”), on the other hand:

•	We may purchase or lease an asset from a Related Party if a majority of our Board of Directors, including a majority of our independent directors, not otherwise interested in the transaction finds that the transaction is fair and reasonable to us and at a price no greater than the cost of the asset to the Related Party, unless there is substantial justification for the amount in excess of the cost to the Related Party and such excess is reasonable (as determined by a majority of our Board of Directors, including a majority of the independent directors);

•	A Related Party may purchase or lease an asset from us if a majority of our Board of Directors, including a majority of our independent directors, not otherwise interested in the transaction determines that the transaction is fair and reasonable to us;

•	We may not borrow money from a Related Party unless a majority of our Board of Directors, including a majority of our independent directors, not otherwise interested in the transaction approve the transaction as fair, competitive, and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties; and

•	Other transactions with a Related Party generally require a majority of our Board of Directors, including a majority of our independent directors, not otherwise interested in the transaction to approve such transaction as fair and reasonable to us and on terms and conditions no less favorable to us than those available from an unaffiliated third party.

Our independent directors, acting as a group, will resolve potential conflicts of interest whenever they determine that the exercise of independent judgment by our Board of Directors or our Advisor or its affiliates could reasonably be compromised. However, the independent directors may not take any action which, under Maryland law, must be taken by the entire Board or which is otherwise not within their authority. The independent directors, as a group, are authorized to retain their own legal and financial advisors. Those conflict of interest matters that cannot be delegated to the independent directors, as a group, under Maryland law must be acted upon by both our Board of Directors and the independent directors.

REPORT OF THE AUDIT COMMITTEE

In accordance with, and to the extent permitted by the rules of the Commission, the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of Industrial Income Trust Inc.’s future filings made under the Exchange Act, and shall not be deemed to be “soliciting material” or to be “filed” under the Exchange Act or the Securities Act.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2014 with management.

The Audit Committee has discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, Communication with Audit Committees, issued by the Public Company Accounting Oversight Board.

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommends to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

THE AUDIT COMMITTEE

Charles B. Duke, Chairman

Marshall M. Burton

PRINCIPAL ACCOUNTANT FEES AND SERVICES

During the year ended December 31, 2014, we engaged KPMG LLP to provide us with audit services. Services provided included the audit of annual financial statements, review of unaudited quarterly financial information, review and consultation regarding filings with the Commission, and consultation on financial accounting and reporting matters.

Fees

Total fees billed by KPMG LLP for the years ended December 31, 2014 and 2013 were $498,177 and $952,444, respectively, and consisted of the following:

	For the Year Ended December 31, 2014	For the Year Ended December 31, 2013
Audit Fees(1)	$498,177	$952,444
Audit-Related Fees:	—	—
Tax Fees:	—	—
All Other Fees:	—	—

Total:	$498,177	$952,444

(1)	Variance from prior year attributable to the timing of audit billing and prior year acquisition activity.

The Audit Committee has considered all services provided by KPMG LLP to us and concluded that this involvement is compatible with maintaining the independent registered public accounting firm’s independence.

The Audit Committee is responsible for appointing our independent registered public accounting firm and approving the terms of the independent registered public accounting firm’s services. All fees for services provided by KPMG LLP in 2014 and 2013 were pre-approved by the Audit Committee.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, an independent registered public accounting firm, served as the independent registered public accounting firm for us and our subsidiaries for the fiscal year ended December 31, 2014. The Audit Committee has appointed KPMG LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2015 and has further directed that the selection of the independent registered public accounting firm be submitted for ratification by the stockholders at the Annual Meeting.

Representatives of KPMG LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Abstentions and broker non-votes, if any, will have no effect on the result of the ratification of the appointment of KPMG LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2016 ANNUAL MEETING

Proposals received from stockholders are given careful consideration by us in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2016 annual meeting of stockholders if they are received by us on or before January 1, 2016. Any proposal should be directed to the attention of our Secretary at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202.

Our current bylaws require that, in order for proposals of stockholders to be considered timely and eligible for consideration at the 2016 annual meeting of stockholders, such proposals must be submitted in accordance with the requirements of the bylaws, not later than 5:00 pm, Mountain Daylight Time, on January 1, 2016 and not earlier than December 2, 2015.

For additional requirements, a stockholder may refer to our bylaws, a copy of which may be obtained from our Secretary. If we do not receive timely notice pursuant to our bylaws, the proposal or nomination may be excluded from consideration at the meeting.

OTHER MATTERS

The Board of Directors knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the discretion of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

No person is authorized to give any information or to make any representation not contained in this proxy statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this proxy statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the proxy statement.

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements, and other information with the Commission at 100 F Street N.E., Washington, D.C. 20549. You may read and copy any reports, statements or other information we file at the Commission’s public reference rooms in Washington, D.C. and New York, New York. Please call the Commission at (800) SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public from commercial document retrieval services and on the website maintained by the Commission at www.sec.gov. Such information will also be furnished upon written request to Industrial Income Trust Inc., 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202, Attention: Investor Relations, and can also be accessed through our website at www.industrialincome.com.

The Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares, and we will promptly provide a separate copy. You can notify us by delivering an oral or written request to Industrial Income Trust Inc., 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202, Attention: Investor Relations, or by telephone at (303) 228-2200.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE ON THE ELECTION OF DIRECTORS AND THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 17, 2015. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS NOR THE ELECTION OF THE NOMINEES DESCRIBED HEREIN WILL CREATE ANY IMPLICATION TO THE CONTRARY.

By Order of the Board of Directors,

Joshua J. Widoff
Executive Vice President, General Counsel and Secretary

Denver, Colorado

April 17, 2015

Your Proxy Vote is Important!

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week, through 11:59 p.m. (Eastern) the day prior to the Annual Meeting.

Vote by Internet
Please go to the electronic voting site at www.proxyvote.com and follow the on-line instructions.

Vote by Phone
Please call us toll free at 1-800-690-6903 and follow the recorded instructions.

Vote by Mail
Please complete, sign and date this proxy voting card. Fold and return your entire proxy voting card in the enclosed postage-paid envelope, or return it to Vote Processing, c/o Broadridge Investor Communication Services, Inc., 51 Mercedes Way, Edgewood, NJ 11717

Please ensure the address to the right shows through the window of the enclosed postage-paid return envelope.

PROXY

INDUSTRIAL INCOME TRUST INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

OF DIRECTORS FOR THE ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON JUNE 25, 2015

The undersigned stockholder of Industrial Income Trust Inc., a Maryland corporation (the “Company”), hereby appoints Joshua J. Widoff and Thomas G. McGonagle, and each of them, the proxy or proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held on June 25, 2015 at 10:00 a.m. Mountain Daylight Time, at The Brown Palace Hotel, 321 17th Street, Denver, CO 80202 and any postponements or adjournments thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers that the undersigned would have if personally present thereat.

The undersigned hereby acknowledges receipt of the Annual Report to Stockholders for the fiscal year ended December 31, 2014 and the accompanying Notice of Annual Meeting and Proxy Statement, the terms of which are incorporated herein by reference, and hereby revokes any proxy or proxies heretofore given with respect to the matters set forth on the reverse side of this proxy card.

Please remember to sign and date the reverse side of this proxy voting card before mailing.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

The Proxy Statement and 2014 Annual Report to Stockholders are available at:

www.proxyvote.com

ELECTRONIC DELIVERY OF PROXY MATERIALS

Sign up to receive the Annual Report to Stockholders and proxy materials electronically rather than by mail. To sign up for this optional service, visit www.proxyvote.com. When the materials are available, we will send you an e-mail with instructions that will enable you to receive these materials electronically.

WE NEED YOUR VOTE AS SOON AS POSSIBLE.

YOUR PROMPT ATTENTION WILL HELP US AVOID THE EXPENSE OF FURTHER SOLICITATION.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INDUSTRIAL INCOME TRUST INC. (THE “COMPANY”). WHEN THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED STOCKHOLDER WILL BE CAST IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED STOCKHOLDER WILL BE CAST “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

To vote, mark boxes below in blue or black ink as follows: Example	¢

1. Election of directors to serve on the Board of Directors of the Company until the 2016 annual meeting of stockholders and until their respective successors are duly elected and qualify.

	For	Against	Abstain
(01) Marshall M. Burton	☐	☐	☐
(02) Charles B. Duke	☐	☐	☐
(03) Dwight L. Merriman III	☐	☐	☐
(04) Stanley A. Moore	☐	☐	☐
(05) Evan H. Zucker	☐	☐	☐

	For	Against	Abstain
2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2015.	☐	☐	☐

3. To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any postponement or adjournment thereof in the discretion of the Proxy Holder.

Signature	Signature	Date

Please sign exactly as your name or name(s) appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

WE NEED YOUR VOTE AS SOON AS POSSIBLE.

YOUR PROMPT ATTENTION WILL HELP US AVOID THE EXPENSE OF FURTHER SOLICITATION.

Please vote your proxy by Phone, via the Internet or by Mail!

CALL: To vote your proxy by phone, call toll-free at 1-800-690-6903 and follow the simple recorded instructions.

LOG-ON: To vote your proxy on the Internet, go to www.proxyvote.com and follow the simple instructions that appear on your computer screen.

MAIL: To vote your proxy by mail, check the appropriate voting boxes on this proxy voting card, sign and date the card, and return the entire proxy voting card in the enclosed postage-paid envelope.